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                                                                    Exhibit 23.8

                CONSENT OF McDONALD & COMPANY SECURITIES, INC.

     We consent to the inclusion in the Proxy Statement/Prospectus of the use of the form of our opinion and to the summarization of our opinion in the Proxy Statement/Prospectus under the caption "Opinions of Financial Advisors." Further, we consent to all references to our firm in such Proxy
Statement/Prospectus.

                                         /s/ McDonald & Company Securities, Inc.

                                             McDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
February 25, 1997